                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            ADVANCED MAGNETICS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transactions applies:

    2) Aggregate number of securities to which transactions applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement no.:

    3) Filing Party:

    4) Date Filed:
--------------------------------------------------------------------------------

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 1, 2000

                            ------------------------

     The Annual Meeting of Stockholders ("Annual Meeting") of Advanced Magnetics, Inc. (the "Company") will be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138 on Tuesday, February 1, 2000 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect six members of the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 7, 1999 are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournment thereof. A list of the stockholders of record entitled to vote shall be available for inspection at the principal office of the Company for ten days prior to the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting.

                                            By Order of the Board of Directors

                                            MARLENE KAPLAN GOLDSTEIN,
                                            Secretary

Cambridge, Massachusetts
December 17, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            ADVANCED MAGNETICS, INC.
                                61 MOONEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02138

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 1, 2000

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Magnetics, Inc. (the "Company") for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the offices of the Company at 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 1, 2000 at 10:00 a.m., local time and at any adjournment of the Annual Meeting.

     December 7, 1999 was the record date for the determination of stockholders entitled to vote at the Annual Meeting. On that date, there were 6,752,027 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the record date.

     At the Annual Meeting, a proposal to elect Messrs. Leonard Baum, Jerome Goldstein, Joseph Lassiter III, Michael Loberg, Edward Roberts and George Whitesides as directors will be subject to a vote of stockholders. Where a choice has been specified on the accompanying proxy card with respect to this proposal, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted in favor of the proposal if no specification is indicated.

     The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

     The Company's Annual Report, including audited financial statements for the fiscal year ended September 30, 1999, is being mailed to the stockholders entitled to vote at the Annual Meeting along with the mailing of this proxy statement. This proxy statement and accompanying form of proxy will first be mailed to stockholders on or about December 28, 1999.

                               VOTING PROCEDURES

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Votes will be tabulated by American Stock Transfer and Trust Company as Transfer Agent/Registrar of the Company.

     Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented, and voting, at the Annual Meeting is required for approval of all other matters, if any, to be submitted to stockholders at the meeting. Abstentions and broker "non-votes" are not considered to have been voted on any matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter.

     A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than August 30, 2000. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Company is November 13, 2000. The Company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the annual meeting of stockholders if notice concerning proposal of such matter was not received prior to November 13, 2000. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information, as of December 7, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors, (iii) the chief executive officer and each of the four other most highly compensated executive officers of the Company as of September 30, 1999 whose annual compensation exceeded $100,000 (the "Named Officers") and (iv) all directors and executive officers of the Company as a group:

                                                       NUMBER OF      PERCENTAGE OF
                                                         SHARES          COMMON
                  NAME AND ADDRESS                    BENEFICIALLY        STOCK
               OF BENEFICIAL OWNER(1)                    OWNED         OUTSTANDING
               ----------------------                 ------------    -------------
BVF Partners L.P.(2)................................     919,235          13.6%
     227 West Monroe Street, Suite 1600
     Chicago, Illinois 60606
Jerome Goldstein(3)(4)(5)...........................     696,547          10.3%
Marlene Kaplan Goldstein(3)(4)......................     681,437          10.1%
Dimensional Fund Advisors, Inc.(6)..................     431,450           6.4%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401
Eiken Chemical Co., Ltd.............................     375,000           5.6%
     1-33-8 Hongo
     Bunkyo-Ku
     Tokyo, Japan
Edward B. Roberts, Ph.D.(7).........................     103,181           1.5%
George M. Whitesides, Ph.D.(8)......................      88,250           1.3%
Mark C. Roessel(9)..................................      21,948             *
Leonard M. Baum(10).................................      17,711             *
Joseph B. Lassiter III, Ph.D.(11)...................      16,000             *
Michael D. Loberg, Ph.D.(12)........................      16,000             *
Jerome M. Lewis, Ph.D.(13)..........................      11,982             *
Paula M. Jacobs, Ph.D.(14)..........................      11,975             *
All directors and executive officers as a group
  (13 persons)(15)..................................   1,009,957          14.6%

---------------

   * Less than 1%.

 (1) Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed and the address of each stockholder is: c/o Advanced Magnetics, Inc., 61 Mooney Street, Cambridge, Massachusetts 02138.

 (2) Based upon a Form 4 for the month of October 1999, filed with the Securities and Exchange Commission, a copy of which was provided to the Company pursuant to SEC rules, BVF Partners L.P. ("Partners") and BVF, Inc., an investment advisor to and general partner of Partners, are the beneficial owners of 919,235 shares. Mark N. Lampert is the sole shareholder of and sole director of BVF, Inc. Partners is the general partner of Biotechnology Value Fund, L.P.

 (3) Jerome Goldstein and Marlene Kaplan Goldstein are husband and wife, and each disclaims control or beneficial ownership of shares held by the other.

 (4) Includes 51,900 shares held by the Kaplan Goldstein Family Foundation, a charitable foundation whose trustees are Jerome Goldstein, Marlene Kaplan Goldstein and their two adult children.

 (5) Includes 20,625 shares issuable to Jerome Goldstein pursuant to options exercisable on or before February 5, 2000.

 (6) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under the Investment Advisor's Act of 1940, is deemed to have beneficial ownership of 431,450 shares as of December 31, 1998, all of which shares are held by investment companies to which it furnishes investment advice and certain other investment vehicles for which it serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (7) Includes 30,500 shares held by Dr. Roberts as trustee for his children and 20,750 shares issuable to Dr. Roberts pursuant to options exercisable on or before February 5, 2000.

 (8) Includes 20,750 shares issuable to Dr. Whitesides pursuant to options exercisable on or before February 5, 2000.

 (9) Includes 9,291 shares owned as joint tenant with right of survivorship with Mr. Roessel's spouse and 9,700 shares issuable to Mr. Roessel under options exercisable on or before February 5, 2000.

(10) Includes 15,000 shares issuable to Mr. Baum pursuant to options exercisable on or before February 5, 2000.

(11) Represents 16,000 shares issuable to Dr. Lassiter pursuant to options exercisable on or before February 5, 2000.

(12) Represents 16,000 shares issuable to Dr. Loberg pursuant to options exercisable on or before February 5, 2000.

(13) Includes 10,375 shares issuable to Dr. Lewis pursuant to options exercisable on or before February 5, 2000.

(14) Includes 980 shares held by Dr. Jacobs' spouse as custodian for the benefit of her daughter and 9,500 shares issuable to Dr. Jacobs pursuant to options exercisable on or before February 5, 2000.

(15) Includes 83,830 shares held in family or charitable trusts and custodial accounts for various directors' and officers' children, 9,291 shares owned jointly with spouses of directors and officers and 160,850 shares issuable under options exercisable on or before February 5, 2000.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, all of whom are now directors of the Company, unless authority to vote for the election of any or all of the directors is withheld by marking the proxy to that effect.

     Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Each of the nominees has indicated his willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management.

     Leslie Goldstein, who served as a director of the Company since 1981, resigned during the year for personal reasons. The Company expresses its thanks to Mr. Goldstein for his years of service on the Board of Directors.

     Set forth below are the name and age of each nominee and the positions and offices held by him, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.

     Leonard M. Baum, age 46, has been a director since 1997. He has been President and Chief Operating Officer of the Company since June 1997 and was a Senior Vice President of the Company from September 1994 to September 1997. He was formerly employed by Squibb Diagnostics from March 1986 to September 1994, most recently as Senior Director, Worldwide Regulatory Affairs.

     Jerome Goldstein, age 60, has been a director since 1981. He is a founder of the Company and has been Chairman of the Board of Directors, Chief Executive Officer and Treasurer since the Company's organization in November 1981. Mr. Goldstein was President of the Company from the Company's organization in November 1981 until June 1997.

     Joseph B. Lassiter III, Ph.D., age 52, has been a director since 1997. He has been a Lecturer and Professor at the Harvard Business School since September 1996. He was the President of Wildfire Communications, Inc., a telecommunications software company, from July 1994 to February 1996, and was Vice President at Teradyne, Inc., a manufacturer of automatic test equipment, from January 1977 to February 1994. He is a director of RSA Security, Inc.

     Michael D. Loberg, Ph.D., age 52, has been a director since 1997. He has been Chief Executive Officer of NitroMed, Inc. since September 1997. Prior to that, he served for twenty years in various senior management positions at Bristol-Myers Squibb, including President of Squibb Diagnostics, President of BMS Northern Europe and President of BMS Specialty Pharmaceuticals.

     Edward B. Roberts, Ph.D., age 64, has been a director since 1982. He has been Professor at the Sloan School at the Massachusetts Institute of Technology since 1961. He was a co-founder and the Chairman of Pugh-Roberts Associates, Inc., a management consulting firm that is now a division of PA Consulting Group, Inc. He is also a general partner of Zero Stage Capital Management, L.P., a venture capital limited partnership. He is also a director of SelfCare, Inc., PegaSystems, Inc., Medical Information Technology Inc. and NETsilicon, Inc.

     George M. Whitesides, Ph.D., age 60, has been a director since 1981. He has been a Professor of Chemistry at Harvard University since July 1982. He is a director of Dexter Corporation, a manufacturer of specialty material product, Geltex Inc., a biopharmaceutical company and Life Technologies, Inc., a supplier of products used in life sciences research and the commercial manufacture of genetically engineered products.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met three times during the fiscal year ended September 30, 1999. Each director attended at least 75% of the meetings of the Board of Directors and all the Committees on which he served with the exception of Joseph B. Lassiter III and George M. Whitesides, each of whom attended two meetings.

     Jerome Goldstein, Joseph B. Lassiter III, and Edward B. Roberts serve as members of the Audit Committee of the Board of Directors. The Audit Committee oversees generally the financial controls and practices of the Company. The Audit Committee conducted one formal meeting apart from Board of Directors meetings during the fiscal year ended September 30, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 1999, and written representations from certain of its directors and executive officers, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended September 30, 1999 with the following exceptions: George M. Whitesides, director of the Company, failed to file on a timely basis one report relating to one transaction (an exercise of a stock option) and Leslie Goldstein, former director of the Company, failed to file a report relating to the grant by the Company of an option to him, which option subsequently terminated prior to exercise after his resignation.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the annual and long-term compensation of each of the Named Officers for each of the fiscal years ended September 30, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                               AWARDS(2)
                                                   ANNUAL          ---------------------------------
                                               COMPENSATION(1)       SECURITIES
                                              -----------------      UNDERLYING         ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR    SALARY($)    OPTIONS/SARS(#)   COMPENSATION($)
        ---------------------------           ----    ---------    ---------------   ---------------
Jerome Goldstein............................  1999     243,001         20,000            19,900(3)
  Chairman of the Board of Directors,         1998     235,273              0            18,100(3)
  Chief Executive Officer and Treasurer       1997     228,115         30,000            16,800(3)

Leonard M. Baum.............................  1999     212,759         10,000             2,000(4)
  President and Chief Operating Officer       1998     204,632         10,000             2,000(4)
                                              1997     194,104         20,000             2,000(4)

Paula M. Jacobs, Ph.D.......................  1999     131,073          5,000             2,000(4)
  Vice President -- Development               1998     126,592              0             2,000(4)
                                              1997     122,861          9,000             2,000(4)

Jerome M. Lewis, Ph.D.......................  1999     126,471          5,000             2,000(4)
  Vice President -- Scientific Operations     1998     121,209              0             2,000(4)
                                              1997     116,413          8,000             2,000(4)

Mark C. Roessel.............................  1999     121,011          5,000             2,000(4)
  Vice President -- Regulatory Affairs        1998     112,337              0             2,000(4)
                                              1997     103,519          9,000             2,000(4)

---------------
(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during the fiscal years ended September 30, 1999, 1998 and 1997.

(3) Includes $17,900, $16,100 and $14,800 in premiums on a term life insurance policy related to coverage in the fiscal years ended September 30, 1999, 1998 and 1997, respectively, in the event of the death of Mr. Goldstein and his wife to a trust for the benefit of their children and $2,000 in contributions for Mr. Goldstein's benefit to the Company's 401(k) plan.

(4) Represents amount contributed for the benefit of the Named Officer to the Company's 401(k) plan.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth grants to the Named Officers of stock options during the fiscal year ended September 30, 1999:

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                INDIVIDUAL GRANTS
                              -----------------------------------------------------
                                            PERCENT OF
                                              TOTAL                                    POTENTIAL REALIZABLE
                              NUMBER OF      OPTIONS/                                    VALUE AT ASSUMED
                              SECURITIES       SARS                                      ANNUAL RATES OF
                              UNDERLYING     GRANTED                                       STOCK PRICE
                               OPTION/          TO                                       APPRECIATION FOR
                                 SARS       EMPLOYEES     EXERCISE OF                     OPTION TERM(2)
                               GRANTED      IN FISCAL     BASE PRICE     EXPIRATION    --------------------
            NAME                 (#)           YEAR         ($/SH)          DATE        5%($)       10%($)
            ----              ----------    ----------    -----------    ----------    --------    --------
Jerome Goldstein............    20,000(3)      16.8          4.40          5/4/04       22,103      48,841
Leonard M. Baum.............    10,000(4)       8.4          4.00          5/4/09       25,156      63,750
Paula M. Jacobs, Ph.D.......     5,000(4)       4.2          4.00          5/4/09       12,578      31,875
Jerome M. Lewis, Ph.D.......     5,000(4)       4.2          4.00          5/4/09       12,578      31,875
Mark C. Roessel.............     5,000(4)       4.2          4.00          5/4/09       12,578      31,875

---------------
(1) No stock appreciation rights ("SARs") were granted in the fiscal year ended September 30, 1999.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(3) Options granted under the Company's 1993 Stock Plan at an exercise price equal to 110% of the fair market value of the Company's Common Stock on the date of grant. The options have a term of five years from the date of grant and become exercisable as to 25% of the shares on each of the first four anniversaries of the date of grant until such options are fully exercisable.

(4) Options granted under the Company's 1993 Stock Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a term of ten years from the date of grant and become exercisable as to 25% of the shares on each of the first four anniversaries of the date of grant until such options are fully exercisable.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information as to the Named Officers with respect to options to purchase the Company's Common Stock held by each Named Officer, including (i) the number of shares of Common Stock purchased upon exercise of options in fiscal 1999, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at September 30, 1999 and (iv) the value of such unexercised options at September 30, 1999:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        SEPTEMBER 30, 1999 OPTION VALUES

                                                                  NUMBER OF                VALUE OF UNEXERCISED
                                                            SECURITIES UNDERLYING              IN-THE-MONEY
                                                         UNEXERCISED OPTIONS/SARS AT          OPTIONS/SARS AT
                                 SHARES       VALUE        SEPTEMBER 30, 1999 (#)        SEPTEMBER 30, 1999 ($)(2)
                               ACQUIRED ON   REALIZED   -----------------------------   ---------------------------
            NAME               EXERCISE(#)    ($)(1)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -------------   -------------   -----------   -------------
Jerome Goldstein.............       --           --        20,625          29,375            --             --
Leonard M. Baum..............       --           --        15,000          25,000            --             --
Paula M. Jacobs, Ph.D........      820        1,879         9,500           8,000            --             --
Jerome M. Lewis, Ph.D........      509        1,167        10,375           7,625            --             --
Mark C. Roessel..............       --           --         9,700           8,500            --             --

---------------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at September 30, 1999 ($3.125 per share as quoted on the American Stock Exchange) multiplied by the number of shares underlying the option. All options held by the Named Officers have an exercise price of greater than $3.125 per share, and, therefore, no such options are "in-the-money."

           REPORT ON EXECUTIVE COMPENSATION BY THE BOARD OF DIRECTORS

To Our Stockholders:

     The Board of Directors of the Company is responsible for establishing and administering the Company's executive compensation programs. The Company's executive compensation policies rely on regular cash salaries and significant equity incentives in the form of stock options.

     Salaries of the five highest paid executives are listed on the Executive Compensation Summary table found on page 5. On an annual basis, the Board reviews these salaries and, while it is not required to, it may in its discretion increase the salaries. The Board has typically adjusted the compensation of each of the executives by the same percentage amount. The amount of the annual increases has historically reflected the Board's subjective assessment of the salary level necessary for the Company to remain at the approximate median in compensation levels when compared to other biopharmaceutical companies of comparable size and geographical location (which together comprise a subset of the Company's Peer Group Index referred to in the Performance Graph below), and the Board's subjective judgment as to Company performance. In fiscal 1999, the Board determined the Company's performance primarily by reference to the progress of the Company's clinical trials and product development efforts. The Board determined to grant the Named Officers the compensation disclosed in the Executive Compensation Summary table found on page 5.

     In order to align the interests of executives and other employees with stockholders and motivate them to work for the long-term growth of the Company, the Company provides significant stock option grants to its employees. Executives are typically considered every two years for stock option grants, and it is the Company's policy to weight total compensation heavily toward equity compensation through stock options. Options are generally granted at fair market value and become exercisable ratably over a four-year period. The actual number of stock options granted to executives is not determined pursuant to any formula, but rather they are awarded subjectively by the Board in its discretion.

COMPANY PERFORMANCE AND CEO COMPENSATION

     The compensation of the Chief Executive Officer has typically been adjusted annually by the same percentage as the average percentage increase for all of the Company's employees. In exercising its discretion, the Board takes into consideration, among other things, the Company's progress in achieving the goals of the Board of Directors (focusing in recent periods on the Company's product development and clinical trial progress), and the compensation packages of executive officers of comparable companies of similar size in the biopharmaceutical industry.

     As a result of the Company's performance and his individual contribution, Jerome Goldstein was awarded the amounts reflected in the Executive Compensation Summary table on page 5 in fiscal 1999.

Members of the Board of Directors:

     Leonard M. Baum                             Michael D. Loberg
     Jerome Goldstein                            Edward B. Roberts
     Joseph B. Lassiter III                      George M. Whitesides

COMPENSATION OF DIRECTORS

     During the fiscal year ended September 30, 1999, directors received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.

     Under the terms of the Company's 1992 Director Plan, each person who was a member of the Company's Board of Directors on November 5, 1991 (or was appointed to the Board of Directors thereafter), and who was not an employee or an officer of the Company, was automatically granted on November 5, 1991 (or the date of their appointment to the Board of Directors, if thereafter) (the "1992 Initial Grant Date") and November 5, 1996 an option to purchase 5,000 shares of the Company's Common Stock, and will receive an option to purchase an additional 5,000 shares on each successive fifth anniversary of the 1992 Initial Grant Date if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1992 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1992 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto.

     Under the terms of the Company's 1993 Director Plan, each person who was a member of the Company's Board of Directors on November 10, 1992 (or was appointed to the Board of Directors thereafter), and who was not an employee or an officer of the Company, was automatically granted on November 10, 1992 (or the date of their appointment to the Board of Directors, if thereafter) (the "1993 Initial Grant Date") and November 10, 1998 an option to purchase 5,000 shares of the Company's Common Stock, and will receive an option to purchase an additional 5,000 shares on each successive sixth anniversary of the 1993 Initial Grant Date if he or she is then a member of the Board of Directors. The exercise price of options granted under the 1993 Director Plan is the fair market value of the Company's Common Stock on the date the option is granted (subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization). Each option granted under the 1993 Director Plan first becomes exercisable with respect to 20% of the shares subject to such option on the day preceding each annual anniversary of the date of grant, until the option is exercisable with respect to all of the shares subject thereto.

     Directors are also eligible for option grants under the terms of the Company's 1993 Stock Plan. On November 10, 1999, each of the Company's non-employee directors was granted an option under the Company's 1993 Stock Plan to purchase 10,000 shares of the Company's Common Stock at $3.50 per share, the closing price of the Company's Common Stock as quoted on the American Stock Exchange for that day. Each of these options was exercisable in full on the date of its grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a Compensation Committee. The Board of Directors was responsible for determining compensation of executive officers of the Company. During the fiscal year ended September 30, 1999, Jerome Goldstein, the Company's Chairman of the Board of Directors, Chief Executive Officer and Treasurer, and Leonard Baum, the Company's Chief Operating Officer and President, participated in the establishment and administration of the Company's executive compensation programs. Mr. Goldstein and Mr. Baum abstained from voting with respect to decisions concerning their respective compensation as executive officers of the Company.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended September 30, 1999 with the cumulative total return on the American Stock Exchange Market Value Index and the Company's Peer Group based on SIC Code 2834 (pharmaceutical preparations). The comparisons assume $100 was invested on October 1, 1994 in the Company's Common Stock in the American Stock Exchange Market Value Index and with the Company's Peer Group and assumes reinvestment of dividends, if any.

                                                ADVANCED MAGNETICS, INC.        AMEX MARKET INDEX             SIC CODE 2834
                                                ------------------------        -----------------             -------------
1994                                                     100.00                      100.00                      100.00
1995                                                     157.25                      120.49                      144.56
1996                                                     101.53                      125.40                      191.80
1997                                                      65.27                      152.50                      272.51
1998                                                      45.80                      133.20                      361.34
1999                                                      19.08                      155.13                      370.31

     The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source the Company believes is reliable. However, the Company is not responsible for any errors or omissions in such information.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, as the Company's independent accountants for the 2000 fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since the Company's inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                           EXPENSES AND SOLICITATION

     All costs of solicitation of proxies will be borne by the Company. In addition, the Company has retained Corporate Investor Communications, Inc. ("CIC") to act as a proxy solicitor in connection with the Annual Meeting. The Company has agreed to pay approximately $10,000, plus reasonable out of pocket expenses, to CIC for proxy solicitation services. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

                                            By Order of the Board of Directors

                                            MARLENE KAPLAN GOLDSTEIN,
                                            Secretary

     THE BOARD OF DIRECTORS WELCOMES STOCKHOLDERS WHO WISH TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES BY PROVIDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING THEIR PRIOR PROXY.

                            ADVANCED MAGNETICS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 1, 2000

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


PROXY

     The undersigned, revoking all prior proxies, hereby appoint(s) Jerome Goldstein and Edward B. Roberts, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Advanced Magnetics, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 61 Mooney Street, Cambridge, Massachusetts 02138, on Tuesday, February 1, 2000 at 10:00 a.m., local time, and at any adjournment thereof.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 2. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                                                                    -----------
                       CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE
                                                                        SIDE
                                                                    -----------


/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE

1. To Elect Directors.


NOMINEES: Leonard M. Baum, Jerome Goldstein, Joseph B. Lassiter III, Michael D. Loberg, Edward B. Roberts and George M. Whitesides


                              FOR                 WITHHELD*
                              / /                    / /




_______________________________
*To withhold your vote for any individual nominee, write the nominee's name in the space provided above.


2. To transact such other business as may properly come before the Annual
Meeting.

MARK HERE                                         MARK HERE IF

FOR ADDRESS    / /                                YOU PLAN TO    / /
CHANGE AND                                        ATTEND THE
NOTE AT LEFT                                      MEETING

Sign as name appears. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign its name by authorized person.


Signature:________________________________Date:________________

Signature:________________________________Date:________________